Calculation of Filing Fee Tables
S-8
Oatly Group AB
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary shares, par value SEK 0.00018 per share	Other	74,364,960	$ 0.49925	$ 37,126,706.28	0.0001381	$ 5,127.20
Total Offering Amounts:						$ 37,126,706.28		$ 5,127.20
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 5,127.20
Offering Note
[1]	(1) These ordinary shares, par value SEK 0.00018 per share (the "Ordinary Shares"), are represented by American Depositary Shares ("ADSs") of Oatly Group AB (publ) (the "Company" or the "Registrant"), which each represent twenty Ordinary Shares. ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under the Registration Statement on Form F-6 (Registration No. 333-278165), which was filed with the Securities and Exchange Commission and became effective on March 22, 2024, as subsequently amended by that Post-Effective Amendment No. 1 to Registration Statement on Form F-6, which was filed with the Securities and Exchange Commission and became effective on February 12, 2025. (2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional Ordinary Shares of the Company that may become issuable under the terms of the Company's 2021 Incentive Award Plan (the "2021 Incentive Plan") by reason of any share split, share dividend, recapitalization or other similar transaction effected without the Company's receipt of consideration which results in an increase in the number of the outstanding Ordinary Shares. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, based upon the average of the high and low selling prices of the ADSs on May 20, 2026, as reported on the Nasdaq Stock Market LLC, divided by 20 (the ordinary share-to-ADS ratio).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources